Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-257644) pertaining to the 2021 Equity Incentive Plan, 2018 Stock Option and Grant Plan and 2021 Employee Stock Purchase Plan of Century Therapeutics, Inc., of our report dated March 17, 2022, with respect to the consolidated financial statements of Century Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 17, 2022